Exhibit 5.1

June 3, 2026

To:	IQM Finland Oy

Keilaranta 19

FI-02150 Espoo

Finland

Dear Sirs/Madams,

1	INTRODUCTION

We have acted as Finnish counsel to IQM Finland Oy (business ID 2912625-6, a limited liability company incorporated under the laws of the Republic of Finland (the “Company”)) in connection with the Company’s pending combination with Real Asset Acquisition Corp. (“RAAQ”) (the “Business Combination”), the contemplated subsequent listing of the Company on the Nasdaq Stock Market LLC and the filing of a registration statement on Form F-4 filed on June 3, 2026 (Registration No. 333-295867), including the prospectuses set forth therein (the “Registration Statement”) for the purpose of registering under the United States Securities Act of 1933, as amended (the “Securities Act”), (A) (i) the issuance by the Company of up to 21,625,000 ordinary shares of the Company, with no nominal value (the “Shares”) (including in the form of American depositary shares, each representing one Share (the “ADSs”)), (ii) 14,075,000 warrants to purchase Shares (the “Warrants”) (in the form of ADSs), and (iii) 14,075,000 Shares that may be issued upon exercise of Warrants (the “Warrant Shares”) (in the form of ADSs), in each case, pursuant to certain transactions contemplated by the business combination agreement dated as of February 22, 2026, by and among the Company, Eclipse QC S.à r.l., IQM US LLC and RAAQ (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”) and (B) the resale by the selling shareholders named therein of up to 4,375,000 Shares (in the form of ADSs) (the “Selling Shareholder Shares”). As such counsel, we have been requested to render an opinion as to certain matters of Finnish law.

2	BASIS OF OPINION

This opinion is confined to and given on the basis of the laws of Finland in force at the date hereof and as currently applied by the Finnish courts. In the absence of statutory or established case law, we base our opinion on our independent professional judgment.

This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

In arriving at the opinion expressed below, we have only examined the following documents (the “Documents”):

(i)	a PDF copy of the Registration Statement (and the proxy statement/prospectuses contained therein);

(ii)

an unofficial English translation of the articles of association of the Company, as set out in Schedule 1 hereto (the “Articles of Association”), being the unofficial English translation of the articles of association intended to be registered with the Trade Register of the Finnish Patent and Registration Office (the “Finnish Trade Register”) in connection with the completion of the Business Combination;

(iii)	an excerpt of the trade register extract of the Company as it appears in the Finnish Trade Register on the date hereof;

BORENIUS ATTORNEYS LTD - BORENIUS ASIANAJOTOIMISTO OY - BORENIUS ADVOKATBYRÅ AB

HELSINKI (Domicile) Eteläesplanadi 2 FI-00130 Helsinki Finland Business ID 0103460-8 Tel. +358 20 713 33

TAMPERE Hämeenkatu 13 B A FI-33100 Tampere Finland Tel. +358 3 214 9111

WWW.BORENIUS.COM

(iv)	copies of the board resolutions of the Company, dated February 19, 2026 (signing of the Business Combination Agreement) and May 12, 2026 (filing the next F-4 version publicly);

(v)	a copy of the Business Combination Agreement, dated as of February 22, 2026, by and among the Company, Eclipse QC S.à r.l., IQM US LLC and RAAQ;

(vi)

the form of warrant assignment, assumption and amendment agreement to be entered into between the Company, RAAQ, Lucky Lucko, Inc. d/b/a Efficiency (the “Existing Warrant Agent”) and Computershare Inc. (the “New Warrant Agent”) and the form of warrant certificate attached as an exhibit thereto, in relation to, inter alia, the assignment, assumption and amendment of the Warrant Agreement dated as of April 28, 2025, by and between RAAQ and the Existing Warrant Agent (the form of the assignment, assumption and amendment agreement and the warrant certificate, together the “Warrant Agreement”); and

(vii)

the minutes recording the unanimous resolutions of the shareholders of the Company on February 27, 2026, recording the shareholders’ resolutions passed regarding, among others, the authorization granted to the Board of Directors to decide on issuances of up to 21,625,000 shares in connection with the Business Combination and the authorization granted to the Board of Directors to decide on issuances of up to 14,075,000 shares in connection with the Business Combination (the “Authorizations”) (the “Shareholders’ Resolution”).

No documents have been reviewed by us in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the above Documents and their legal implications under Finnish law.

3	ASSUMPTIONS

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

In rendering the opinion expressed below, we have assumed:

(a)	that all Documents submitted to us as copy or specimen documents conform to the originals thereof, and that the original was executed in the manner appearing on the copy;

(b)	that all Documents provided for our review are authentic and that signatures on the originals of all Documents submitted to us are genuine;

(c)

that all Documents submitted to us as drafts will be or have been executed in the form of such drafts subject only to amendments of a non-material nature and such amendments of which we have been informed and have approved on or before the date of this opinion;

(d)

that all Documents on which we have expressed reliance remain accurate and that no additional matters would have been disclosed by a company search at the Finnish Trade Register if carried out since the carrying out of the search referred to above;

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(e)	that no objections have been or will be made to revoke the Authorizations;

(f)	that the Registration Statement has been duly filed by the Company;

(g)

that to the extent relevant for purposes of the opinion expressed below, all factual information contained in, or material statements given in connection with, the Documents are true, complete and accurate;

(h)	that the resolution to issue the Shares and Warrants will before the consummation of the Business Combination (the “Closing”) be duly passed at a meeting of the Board of Directors of the Company;

(i)

that the Board of Directors of the Company will before Closing resolve to carry out a share split where each outstanding existing share in the Company is divided into 94.12753967868 new shares, rounded down;

(j)	that the resolutions of the Board of Directors of the Company referred to in paragraphs 2(iv), 3(h) and 3(i):

a.	will be duly passed at a properly convened meeting of the board of duly appointed directors of the Company; and

b.	will not have been amended or rescinded and are in full force and effect;

(k)	that the resolutions of the shareholders of the Company referred to in paragraph 2(vii):

a.	were duly passed at a properly convened general meeting of the Company or through a resolution by unanimous shareholders of the Company; and

b.	have not been amended or rescinded and are in full force and effect;

(l)

that the resolutions referred to in paragraphs 2(vii) and 3(i) will be duly registered with the Finnish Trade Register and entered into the Finnish book-entry securities system maintained by Euroclear Finland Ltd; and

(m)

that there is a very serious financial reason (Fi. erityisen painava taloudellinen syy) for the Company and in regard to the interests of all shareholders in the Company to issue the Shares without consideration in connection with the Business Combination and to issue Warrant Shares without consideration upon exercise of the Warrants, and that the decision by the Board of Directors of the Company on the issuance of the Shares, the Warrants and the Warrant Shares will benefit the Company and all of its shareholders and that no objections have been or will be made to revoke such decision, or to declare it null and void.

4	OPINIONS

Based upon the foregoing and subject to the qualifications set out in paragraph 5 (Qualifications), we are of the opinion that as of the date hereof:

(i)	the Shares have been validly authorized and, when issued pursuant to the Business Combination Agreement and the Registration Statement, will be validly issued, fully paid and non-assessable;

(ii)	the Warrant Shares have been validly authorized and, when issued and paid for pursuant to the Warrant Agreement, will be validly issued, fully paid and non-assessable; and

(iii)

the Selling Shareholder Shares have been validly authorized and, when issued pursuant to the Business Combination Agreement and the Registration Statement, will be validly issued, fully paid and non-assessable.

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5	QUALIFICATIONS

Our opinions as set forth above are subject to the following qualifications:

(a)

the foregoing opinion is limited to and expressed only in relation to the laws of Finland and the regulations thereunder as currently in effect, and this opinion does not cover any questions arising out of or related to the laws of any other jurisdiction;

(b)

notwithstanding the registration of the Shares with the Finnish Trade Register, the Shareholders’ Resolution or resolution of the Company’s Board of Directors underlying such share issue may be challenged by a dissenting shareholder in court in accordance with the Finnish Limited Liability Companies Act (624/2006, as amended), and should the court decide in favor of the claimant, the court may upon the claimant’s request render invalid or amend the relevant resolution or declare it null and void;

(c)	we express no opinion as to the accuracy or completeness of the information contained in the Registration Statement;

(d)	we express no opinion as to tax law matters or any commercial, calculating, auditing or other non-legal matters; and

(e)

the files in respect of the Company maintained by the Finnish Trade Register may not be up to date and, in particular, documents required to be filed with the Finnish Trade Register may not be filed immediately or may not be available for immediate inspection.

By issuing this opinion, we do not assume any obligation to update this opinion or to notify or inform you of any developments subsequent to the date of this opinion that might render the opinions expressed herein wholly or partly inaccurate.

We express no opinion as to any law other than the laws of Finland as presently in force. This opinion shall be construed in accordance with Finnish law, and legal concepts expressed or described herein shall be governed by, and words and expressions used herein shall be construed in accordance with, Finnish law notwithstanding that original Finnish terms have not been used.

This opinion is given for the sole benefit of the person to whom the opinion is addressed. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” contained in the Registration Statement. In giving such consent, we do not thereby admit that we would be in the category of persons whose consent is required under Section 7 of the Securities Act or any rules or regulations of U.S. Securities and Exchange Commission (SEC) promulgated under it. Other than as set out above in this paragraph, this opinion is not to be transmitted to anyone else nor is it to be relied upon for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent.

[Signatures on the following page]

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Very truly yours,

BORENIUS ATTORNEYS LTD

/s/ Juha Koponen	/s/ Eino Jarnroos
Juha Koponen	Eino Järnroos
Partner	Partner

SCHEDULES

Schedule 1 – Unofficial English translation of the articles of association

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SCHEDULE 1

IQM QUANTUM COMPUTERS OYJ – ARTICLES OF ASSOCIATION

1§	Name and Domicile

The name of the company is IQM Quantum Computers Oyj and in English, IQM Quantum Computers Plc. The domicile of the company is Espoo.

2§	Field of activity

The object of the company is to research, develop, manufacture, market, sell, license, and deliver products, software, and services related to quantum computing and related technologies. The company may conduct its operations by itself or through its subsidiaries. As the parent company, the company may manage common tasks of the group such as administration and financing. The company may also own and manage shares, other securities and properties, as well as engage in securities trading and investment and financing activities that support the company’s business.

3§	Board of Directors

The company has a Board of Directors comprising of at least three (3) and up to seven (7) ordinary members, who shall be elected by the General Meeting. The term of office of the Board members expires at the closing of the Annual General Meeting following their election.

4§	CEO

The company has a CEO appointed by the Board of Directors.

5§	Representing the company

In addition to the Board of Directors, the company is represented by the Chair of the Board of Directors and the CEO, each alone, and by members of the Board of Directors, two (2) together. The Board of Directors may also authorize a named individual to represent the company, alone or together with another individual. The Board of Directors decides on the granting of procuration rights of the company.

6§	Auditor

The company shall have one (1) auditor that shall be an auditing firm approved by the Finnish Patent and Registration Office. The term of the office of the auditor shall expire at the closing of the Annual General Meeting following their election.

7§	Invitation to the General Meeting

The invitation to the General Meeting shall be delivered by publishing the notice on the company’s website no earlier than three (3) months and no later than three (3) weeks prior to the meeting, however, no later than nine (9) days before the record date of the meeting.

The Board of Directors may decide that participation in the meeting is also permitted so that a shareholder exercises their full decision-making power during the meeting using a remote connection and technical means.

The Board of Directors may also decide to convene a meeting without a physical venue so that the shareholders exercise their full decision-making power in real time during the meeting using a remote connection and technical means.

In order to be entitled to attend and exercise their right to speak at the meeting, a shareholder must notify the company of its attendance by the date specified in the invitation, which date may not be earlier than ten (10) days prior to the meeting.

In addition to the domicile of the company, meetings may be held in Helsinki.

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8§	The Annual General Meeting

The Annual General Meeting shall be held annually on the date determined by the Board of Directors within six months of the end of the financial year.

At the Annual General Meeting, the following shall be

presented:

1. the financial statements, which include the consolidated financial statements, and the annual report,
2. the auditor’s report,

decided:

3. the adoption of the financial statements, which in the parent company also includes the adoption of the consolidated financial statements,

4. the use of the profit shown on the balance sheet,

5. the discharge from liability of the members of the Board of Directors and the CEO,

6. the remuneration policy, when necessary,

7. the approval of the remuneration report,

8. the number of the members of the Board of Directors and their remuneration,

9. the remuneration of the auditor and the sustainability reporting assurance provider,

elected:

10. the members of the Board of Directors,

11. the auditor,

and discussed:

12. other matters potentially included in the invitation to the Annual General Meeting.

9§	Book-entry securities system

The shares of the company belong to the book-entry securities system after the expiry of the registration period decided by the Board of Directors.

10§	Financial period

The financial period of the company is the calendar year.

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